UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2016

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Sepulveda Blvd, Suite 500 El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310-252-8100

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 14, 2016, Aerojet Rocketdyne Holdings, Inc. (“Aerojet”) issued $300 million aggregate principal amount of 2.25% Convertible Senior Notes due 2023 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). This amount includes the full exercise of the option to purchase an additional $40 million aggregate principal amount of Notes that Aerojet granted to the initial purchasers of the Notes solely to cover over-allotments. Aerojet issued the Notes under an indenture, dated as of December 14, 2016 (the “Indenture”), between Aerojet and The Bank of New York Mellon Trust Company, N.A., as trustee.

The description of the Notes and the Indenture set forth below is a summary and is not meant to be a complete description of the parties’ rights and obligations thereunder. The description of the Notes and the Indenture set forth below is qualified by reference to the Indenture (including the form of 2.25% Convertible Senior Note due 2023 attached thereto) filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Interest; Maturity

The Notes bear cash interest at a rate of 2.25% per annum on the principal amount of the Notes from December 14, 2016, payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2017. The Notes will mature on December 15, 2023, subject to earlier repurchase, redemption or conversion in certain circumstances described below.

Ranking

The Notes are Aerojet’s general unsecured senior obligations, which (i) rank senior in right of payment to all of Aerojet’s existing and future senior indebtedness that is expressly subordinated in right of payment to the Notes; (ii) rank equal in right of payment with all of Aerojet’s existing and future unsecured indebtedness that is not so subordinated; (iii) rank effectively junior in right of payment to any of Aerojet’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and (iv) rank structurally junior to all indebtedness and other liabilities (including trade payables) of Aerojet’s subsidiaries.

Conversion

The Notes may be converted into cash, shares of Aerojet’s common stock or a combination thereof initially at a conversion rate of 38.4615 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $26.00 per share of common stock), subject to adjustment from time to time as provided in the Indenture. Holders may convert their Notes at their option (i) at any time prior to the close of business on the business day immediately preceding September 15, 2023 under certain circumstances and (ii) at any time on or after September 15, 2023 until the close of business on the business day immediately preceding the maturity date, irrespective of such circumstances. In addition, if holders of the Notes elect to convert their Notes in connection with the occurrence of a Make-Whole Fundamental Change, as defined in the Indenture, such holders will be entitled to an increase in the conversion rate upon conversion in certain circumstances.

Optional Redemption by Aerojet

Aerojet may redeem for cash all or any portion of the Notes, at its option, on or after December 21, 2020, if the last reported sale price of Aerojet’s common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Aerojet provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Repurchase at the Option of the Holder upon a Fundamental Change

If a Fundamental Change, as defined in the Indenture, occurs prior to maturity, subject to certain conditions, holders of the Notes will have the right to require Aerojet to repurchase all or part of their Notes for cash at a fundamental change repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date.

Events of Default

The Notes and the Indenture contain customary events of default, including, among other things, payment default, covenant default and certain cross-default provisions linked to the payment of other indebtedness of Aerojet or its significant subsidiaries. Aerojet is not subject to any financial covenants under the Indenture.

Transfer Restrictions

The offer and sale of the Notes and the shares of Aerojet’s common stock issuable upon conversion of the Notes, if any, pursuant to the terms of the Indenture have not been registered under the Securities Act. The Notes and such shares of common stock generally do not benefit from any registration rights, and Aerojet does not intend to file a shelf registration statement for the resale of the Notes or such shares of common stock. If there is no effective resale registration statement at the time of sale, holders may only resell Notes or any shares of common stock received upon conversion of the Notes pursuant to an exemption from the registration requirements of the Securities Act and applicable securities laws.

Use of Proceeds

Aerojet estimates that the net proceeds from the sale of the Notes, after payment of applicable fees and expenses in connection with the offering, will be approximately $293.4 million. Aerojet intends to use the net proceeds from the offering to repay its revolving credit facility, redeem certain of its outstanding indebtedness and for working capital and other general corporate purposes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information required by Item 2.03 is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information required by Item 3.02 is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events

On December 14, 2016, Aerojet issued a press release announcing the completion of the offering. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 14, 2016, between Aerojet Rocketdyne Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to Aerojet’s 2.25% Convertible Senior Notes due 2023.

4.2	Form of 2.25% Convertible Senior Note due 2023 (contained in Exhibit 4.1).

99.1	Press Release, dated December 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AEROJET ROCKETDYNE HOLDINGS, INC.

By:	/s/ Arjun L. Kampani
	Name:	Arjun L. Kampani
	Title:	Vice President, General Counsel and Secretary

Dated: December 14, 2016

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of December 14, 2016, between Aerojet Rocketdyne Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to Aerojet’s 2.25% Convertible Senior Notes due 2023.

4.2	Form of 2.25% Convertible Senior Note due 2023 (contained in Exhibit 4.1).

99.1	Press Release, dated December 14, 2016.